Exhibit 99.2

Skyworks to Acquire Infrastructure Automotive Business From Silicon Labs April 22, 2021

2 SAFE HARBOR STATEMENT Any forward - looking statements contained in this presentation are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 . These forward - looking statements include, without limitation, information regarding the transaction between Skyworks and Silicon Labs, the expected timetable for completing the transaction, future financial and operating results, the benefits, synergies and accretion related to the transaction and any other statements by the management of Skyworks regarding future expectations, beliefs, goals, plans or prospects . Forward - looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words . Actual events and/or results may differ materially and adversely from such forward - looking statements as a result of certain risks and uncertainties including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement ; the outcome of any legal proceedings that could be instituted against Skyworks or its board of directors related to the purchase agreement ; the ability to satisfy the closing conditions of the transaction when anticipated or at all, including the receipt of all regulatory approvals related to the transaction, and the ability to close the transaction ; the ability of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letter delivered pursuant to the purchase agreement ; the ability of Skyworks to successfully integrate the assets acquired and employees transferred pursuant to the purchase agreement ; the risk that Skyworks may not realize the anticipated benefits from the transactions contemplated by the purchase agreement ; the availability and pricing of third - party semiconductor foundry, assembly and test capacity, raw materials and supplier components ; the cyclical nature of the semiconductor industry ; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction ; Skyworks’ ability to obtain design wins from customers ; technological and product development risks ; enforcement and protection of intellectual property rights and related risks ; risks related to the security of our information systems and secured network ; changes in laws, regulations and/or policies that could adversely affect Skyworks’ operations and financial results, the economy, customer demand for products, the financial markets or the effects of exchange rate fluctuations ; risks of changes in U . S . or international tax rates or legislation ; the effects of the global COVID - 19 pandemic ; the effects of local and national economic, credit and capital market conditions on the economy in general ; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission, including, but not limited to, those detailed in our most recent Form 10 - K and Form 10 - Q filings . Any forward - looking statements contained in this presentation are made only as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise the forward - looking statements, whether as a result of new information, future events or otherwise . Third - party trademarks and logos are the property of their respective owners.

TRANSACTION OVERVIEW oSkyworks to acquire Infrastructure Automotive ("I A") business of Silicon Labs in an all-cash asset transaction valued at $2.75 billion oThe acquisition encompasses the technology portfolios and related assets of Silicon Labs in: -Power / Isolation -Timing -Broadcast oTeam of 350+ employees, including Silicon Labs' I senior management, will join Skyworks

4 STRATEGICALLY COMPELLING TRANSACTION Combined Market Opportunity ~$20 Billion Annually Immediately Accretive Complementary Product Portfolio in Attractive Markets Proven, Highly Profitable Business Aligned with Skyworks’ Strategy Accelerates Revenue Diversification Shared Culture of Innovation and Technology Leadership

SILICON LABS I&A BUSINESS SNAPSHOT

	Timing	Power/Isolation	Broadcast
Selected Products	XO/VCXO; Clock Generators; Clock Buffers; Synchronization; Jitter Atten. Clocks; Wireless Clocks	Digital Isolator; Isolated Driver; Isolated Analog; Isolated ADC; Power Over Ethernet; Data & Voice Modems	Automotive Radios; Digital Radios; Multi-Band Radios; STB & TV Tuners; DTV & Sat. Demodulators
Focus Markets	• 5G wireless infrastructure • Optical data communications • Data center • Industrial & automotive	• Electric and hybrid vehicles • Industrial & motor control • Power supply • Solar, medical, military/aero	• Automotive • Smart home • Consumer

Highly Profitable Business Model with Solid Design Wins in High-Growth Markets

SKYWORKS
5

6 Skyworks + I&A Silicon Labs I&A Skyworks ACCELERATES REVENUE DIVERSIFICATION Communications Industrial Automotive C onsumer Broad Markets 30% Mobile 70% Broad Markets 40% Mobile 60% Total Revenue Exceeds $5 Billion Broad Markets Becomes 40% of Mix

7 COMPLEMENTARY PORTFOLIO WITH DIVERSIFIED CUSTOMER BASE SKYWORKS + SILICON LABS I&A Automotive Communications & Data Center Industrial Consumer SILICON LABS I&A • No Single Customer accounts for >10% • Top 10 Customers make up ~30% of revenue • 4,000+ Customers make up remaining ~70% of revenue

8 ~$14B EXPANDS SKYWORKS’ MARKET OPPORTUNITY 2020 2020 Pro Forma Combined Market Opportunity 2023 ~$14B ~$3B I&A ~$20B+

9 SHARED CULTURE OF INNOVATION AND DESIGN EXCELLENCE All key senior leaders are expected to join Skyworks, along with I&A’s more than 350 employees Silicon Labs’ I&A senior leadership team brings over 85 years of combined experience

10 TRANSACTION SUMMARY Terms • All - cash transaction of $2.75 billion Financing • $2.5 billion of new debt and the remainder from Skyworks’ balance sheet cash Closing • Expected to close during the third calendar quarter of 2021 • Subject to customary closing conditions and regulatory approvals Financial Impact • Base - line revenue of ~$375 million in 2020 • Immediately accretive Management • Silicon Labs’ I&A senior management to join Skyworks along with a team of 350+ employees

11 TRANSACTION FINANCING AND CAPITAL ALLOCATION Credit Facility • $2.5 billion of new transaction debt at close − $1.5 billion of committed term loan − $1.0 billion of investment grade bonds Capital Allocation Policy • Rapid de - levering with term loan repayment • Expected to maintain current dividend policy, but temporarily suspend the share repurchase program • Committed to maintain investment grade rating Liquidity • Approximately $1.0 billion of cash after transaction closing • New undrawn credit facility of $750 million as supplemental liquidity • Consistent historical record of strong cash generation to be further bolstered by the acquisition Leverage • Pro forma leverage at close expected to be ~1.1x • Expected to de - lever rapidly within 18 months

12 FURTHER STRENGTHENS BEST - IN - CLASS FINANCIAL MODEL Accelerates Path to Achieving Target Model >Market Revenue Growth 53% Gross Margin 40% Operating Margin 30% FCF Margin